Exhibit 99.1

TransAct Technologies Reports Preliminary Fourth Quarter and Full Year 2025 Financial Results

Sold 1,434 Terminals in the Fourth Quarter and 7,317 in Full Year 2025, Representing 36% Full Year-over-Full Year Growth

Welcomed New Chief Marketing Officer, Dana Loof, in the Fourth Quarter

Full Year 2025 Net Sales up 19% and Recurring FST Revenue up 14% Year-over-Year

Guides to 2026 Revenue of $55-$57 Million, Driven by Anticipated High Margin Software Sales

Hamden, CT –March 10, 2026 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the fourth quarter and full year ended December 31, 2025.

"We delivered a strong fourth quarter and full year, with BOHA! terminal sales up 36% to 7,317 units for the year and record label revenue in Q4. These results reflect meaningful progress in our go-to-market execution and growing customer adoption of our food service technology (FST) solutions," said John Dillon, Chief Executive Officer of TransAct. “With all rights to the BOHA! software now in hand and full ownership of all associated modifications, innovations and licensing models now secured, we believe that software is unequivocally our growth engine going forward. We're positioned to accelerate innovation, introduce new applications, and drive margin expansion through recurring revenue. Our casino and gaming market also performed well and continues to provide steady cash flow to fund these FST investments. We remain committed to fiscal discipline as we pursue this software-driven transformation to create long-term value for stockholders."

Fourth Quarter 2025 Financial Highlights

•	Net Sales: Net sales for the fourth quarter of 2025 were $11.5 million, up 12% compared to $10.2 million for the fourth quarter of 2024 as a result of stronger sales in both our casino and gaming and FST markets.

•	FST Recurring Revenue: FST recurring revenue for the fourth quarter of 2025 was $3.4 million, which represents an increase of 24% compared to $2.7 million for the fourth quarter of 2024.

•	Gross Profit: Gross profit for the fourth quarter of 2025 was $5.4 million, resulting in gross margin of 47.6%, compared to gross profit of $4.5 million for the fourth quarter of 2024, which delivered a 44.2% gross margin.

•	Operating loss: Operating loss for the fourth quarter of 2025 was $(1.2) million, compared to operating income of $14 thousand for the third quarter of 2025 and an operating loss of $(1.1) million for the fourth quarter of 2024.

•	Net (loss) income: Net loss for the fourth quarter of 2025 was $(1.1) million, or $(0.11) per diluted share, based on 10.1 million weighted average common shares outstanding. This compares sequentially to net income for the third quarter of 2025 of $15 thousand, or $(0.00) per diluted share and a net loss for the fourth quarter of 2024 of $(8.0) million, or $(0.79) per diluted share, based on 10.0 million weighted average common shares outstanding. The net loss for the fourth quarter of 2024 includes a $7.3 million non-cash charge to income tax expense to record a full valuation allowance on our deferred tax assets.

•	Adjusted net loss: Adjusted net loss for the fourth quarter of 2025 was $(1.1) million, or $(0.11) per diluted share, based on 10.1 million weighted average common shares outstanding. This compares to an adjusted net loss for the fourth quarter of 2024 of $(644) thousand, or $(0.06) per diluted share, based on 10.0 million weighted average common shares outstanding. These numbers for the fourth quarter of 2024 exclude the effect of a $7.3 million non-cash charge, or $(0.73) per share, to income tax expense to record a full valuation allowance on our deferred tax assets.

•	EBITDA: EBITDA was $(1.0) million for the fourth quarter of 2025, compared to $(1.0) million for the fourth quarter of 2024.

•	Adjusted EBITDA: Adjusted EBITDA was $(499) thousand for the fourth quarter of 2025, compared to$(705) thousand for the fourth quarter of 2024.

Full Year 2025 Financial Highlights

•	Net Sales: Net sales for the full year 2025 were $51.5 million, up 19% compared to $43.4 million for the full year 2024.

•	FST Recurring Revenue: FST recurring revenue for the full year 2025 was $12.3 million, up 14% compared to $10.8 million for the full year 2024.

•	Gross Profit: Gross profit for the full year 2025 was $25.0 million, resulting in gross margin of 48.6%, compared to gross profit of $21.5 million for the full year 2024, which delivered a 49.5% gross margin.

•	Operating loss: Operating loss for the full year 2025 was $(1.4) million, compared to an operating loss of $(3.6) million for the full year 2024.

•	Net loss: Net loss for the full year 2025 was $(1.2) million, or $(0.12) per diluted share, based on 10.1 million weighted average common shares outstanding. This compares to a net loss of $(9.9) million for the full year 2024, or $(0.99) per diluted share, based on 10.0 million weighted average common shares outstanding. The net loss for the full year 2024 includes a $7.3 million non-cash charge to income tax expense to record a full valuation allowance on our deferred tax assets.

•	Adjusted net loss: Adjusted net loss for the full year 2025 was $(1.2) million, or $(0.12) per diluted share, based on 10.1 million weighted average common shares outstanding. This compares to an adjusted net loss for the full year 2024 of $(2.6) million, or $(0.26) per diluted share, based on 10.0 million weighted average common shares outstanding. These numbers for the full year 2024 exclude the effect of a $7.3 million non-cash charge, or $(0.73) per share, to income tax expense to record a full valuation allowance on our deferred tax assets.

•	EBITDA: EBITDA was $(610) thousand for the full year 2025, compared to $(2.7) million for the full year 2024.

•	Adjusted EBITDA: Adjusted EBITDA was $1.2 million for the full year 2025, compared to $(1.5) million for the full year 2024.

2026 Financial Outlook

•	Net Sales: The Company expects full year 2026 net sales of between $55 million and $57 million.

•	Adjusted EBITDA: The Company expects full year 2026 adjusted EBITDA to be between $800 thousand and $1.5 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of the adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

2025 Fourth Quarter and Full Year Conference Call and Webcast

TransAct is hosting a conference call and webcast today, March 10, 2026, beginning at 4:30 p.m. ET to discuss the Company’s preliminary fourth quarter and full year 2025 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13759103. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “About Us” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”), or directly at https://transacttech.gcs-web.com/events/event-details/transact-technologies-fourth-quarter-2025-earnings-call. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net (loss) income and adjusted net (loss) income per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of items such as the $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special or discrete items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net loss is defined as net loss adjusted for (1) significant discrete tax events such as the $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. A reconciliation of adjusted net loss, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net loss per diluted share is defined as adjusted net loss divided by diluted shares outstanding. A reconciliation of adjusted net loss per diluted share to net loss per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!®, AccuDate®, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 4.0 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, labels and accessories to support its installed product base. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2026 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA! ®, AccuDate®, Epic Edge®, EPICENTRAL® and Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months and full year ended December 31, 2025. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months and audit for the full year ended December 31, 2025. During the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and full year ended December 31, 2025, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for these periods will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as ”may”, ”will”, ”could”, ”expect”, ”intend”, ”estimate”, “anticipate”, ”believe”, ”project”, ”plan”, ”predict”, ”design” or ”continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software and risks to our reputation and business relating to the source code transition; our ability to successfully transition the BOHA! source code to our platform and systems and, until such transition is complete, our continued reliance on third parties to host and support our FST offerings; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands, except per share data)

Net sales	$11,453	$10,231	$51,480	$43,384
Cost of sales	6,005	5,710	26,465	21,902
Gross profit	5,448	4,521	25,015	21,482

Operating expenses:
Engineering, design and product development	1,685	1,572	6,701	6,977
Selling and marketing	2,154	2,035	8,433	8,195
General and administrative	2,765	1,964	11,296	9,936
	6,604	5,571	26,430	25,108
Operating loss	(1,156)	(1,050)	(1,415)	(3,626)

Interest and other income (expense):
Interest, net	75	31	198	147
Other, net	(10)	(132)	133	(89)
	65	(101)	331	58

Loss before income taxes	(1,091)	(1,151)	(1,084)	(3,568)
Income tax expense	(40)	(6,806)	(156)	(6,295)
Net loss	$(1,131)	$(7,957)	$(1,240)	$(9,863)

Net loss per common share:
Basic	$(0.11)	$(0.79)	$(0.12)	$(0.99)
Diluted	$(0.11)	$(0.79)	$(0.12)	$(0.99)

Shares used in per share calculation:
Basic	10,118	10,014	10,087	9,997
Diluted	10,118	10,014	10,087	9,997

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands)

Food service technology	$4,808	$4,302	$19,318	$16,101
POS automation	606	411	2,213	3,361
Casino and gaming	5,381	4,759	26,873	20,348
TransAct Services Group	658	759	3,076	3,574
Total net sales	$11,453	$10,231	$51,480	$43,384

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	December 31,	December 31,
	2025	2024
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$20,433	$14,394
Accounts receivable, net	6,364	6,507
Inventories	10,858	16,161
Prepaid income taxes	399	401
Other current assets	754	899
Total current assets	38,808	38,362

Fixed assets, net	1,243	1,818
Right-of-use assets, net	557	1,141
Goodwill	2,621	2,621
Intangible assets, net	1,503	-
Other assets	37	92
	5,961	5,672
Total assets	$44,769	$44,034

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	3,539	4,569
Accrued liabilities	4,763	3,253
Lease liabilities	346	955
Deferred revenue	1,400	1,107
Total current liabilities	13,048	12,884

Deferred revenue, net of current portion	355	246
Lease liabilities, net of current portion	215	231
Other liabilities	35	40
	605	517
Total liabilities	13,653	13,401

Shareholders’ equity:
Common stock	141	141
Additional paid-in capital	59,824	58,141
Retained earnings	3,275	4,515
Accumulated other comprehensive loss, net of tax	(14)	(54)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	31,116	30,633
Total liabilities and shareholders’ equity	$44,769	$44,034

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended December 31, 2025
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$6,604	$-	$6,604
% of net sales	57.7%		57.7%

Operating loss	(1,156)	-	(1,156)
% of net sales	(10.1)%		(10.1)%

Interest and other income	65	-	65
Loss before income taxes	(1,091)	-	(1,091)
Income tax expense	(40)	-	(40)
Net loss	(1,131)	-	(1,131)
Net loss per common share:
Basic	$(0.11)	$-	$(0.11)
Diluted	$(0.11)	$-	$(0.11)

(1)	No adjustments.

	Three months ended December 31, 2024
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$5,571	$-	$5,571
% of net sales	54.5%		54.5%

Operating loss	(1,050)	-	(1,050)
% of net sales	(10.3)%		(10.3)%

Interest and other expense	(101)	-	(101)
Loss before income taxes	(1,151)	-	(1,151)
Income tax (expense) benefit	(6,806)	7,313	507
Net loss	(7,957)	7,313	(644)
Net loss per common share:
Basic	$(0.79)	$0.73	$(0.06)
Diluted	$(0.79)	$0.73	$(0.06)

(2)	Adjustment includes a $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Year ended December 31, 2025
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$26,430	$-	$26,430
% of net sales	51.3%		51.3%

Operating loss	(1,415)	-	(1,415)
% of net sales	(2.7)%		(2.7)%

Interest and other income	331	-	331
Loss before income taxes	(1,084)	-	(1,084)
Income tax expense	(156)	-	(156)
Net loss	(1,240)	-	(1,240)
Net loss per common share:
Basic	$(0.12)	$-	$(0.12)
Diluted	$(0.12)	$-	$(0.12)

(3)	No adjustments.

	Year ended December 31, 2024
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$25,108	$-	$25,108
% of net sales	57.9%		57.9%

Operating loss	(3,626)	-	(3,626)
% of net sales	(8.4)%		(8.4)%

Interest and other income	58	-	58
Loss before income taxes	(3,568)	-	(3,568)
Income tax (expense) benefit	(6,295)	7,313	1,018
Net loss	(9,863)	7,313	(2,550)
Net loss per common share:
Basic	$(0.99)	$0.73	$(0.26)
Diluted	$(0.99)	$0.73	$(0.26)

(4)	Adjustment includes a $7.3 million non-cash charge to income tax expense in the fourth quarter of 2024 to record a full valuation allowance on the Company’s deferred tax assets.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
	(In thousands)

Net loss	$(1,131)	$(7,957)	$(1,240)	$(9,863)

Interest income, net	(75)	(31)	(198)	(147)
Income tax expense	40	6,806	156	6,295
Depreciation and amortization	165	193	672	1,037

EBITDA	(1,001)	(989)	(610)	(2,678)

Share-based compensation expense	502	284	1,802	1,157

Adjusted EBITDA	$(499)	$(705)	$1,192	$(1,521)